EXHIBIT 23. CONSENT OF INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS


CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Old Point Financial Corporation


     We consent to the incorporation by reference in this Annual
     Report on Form 10-K of our report dated January 20, 2001, relating to the consolidated financial statements of Old Point Financial Corporation as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000.

EGGLESTON SMITH P.C.
/s/ EGGLESTON SMITH P.C.

Newport News, Virginia
March 27, 2001

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